Exhibit 32.1
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                      Park City Group, Inc. & Subsidiaries
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                            Certification Pursuant To
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                 18 U.S.C. Section 1350, As Adopted Pursuant To
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                  Section 906 Of The Sarbanes-Oxley Act Of 2002
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In connection with the annual Report of Park City Group, Inc. (the "Company") on form 10-KSB for the year ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Randall K. Fields, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.

Dated:   October 14, 2003


/s/ Randall K. Fields
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Randall K. Fields
President and Chief Executive Officer





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